Exhibit 99.1

Press Release For immediate release
Invesco Real Estate Income Trust Inc. Acquires Industrial Building in Concord, NC Contact: Beverly Khoo | 332-323-8029 | beverly.khoo@invesco.com
DALLAS, September 3, 2024 – Invesco Real Estate Income Trust Inc. ("INREIT"), an institutionally managed public non-listed REIT, announced today it acquired a 61,200 square foot industrial building located in Concord, North Carolina. The property is well-located in the Cabarrus County submarket of the Charlotte, NC MSA, approximately two miles from I-85 and Highway 73, and is currently 100% leased.

After two years of primarily focusing on private real estate debt and structured investments, this investment marks INREIT’s first majority owned direct real estate investment since July 2022. This investment brings INREIT’s industrial allocation to 15% and increases gross assets to over $1.0 billion.

“The Charlotte Metropolitan Area continues to expand with an influx of new residents and an increasing number of jobs, notably within the manufacturing sector. This investment aligns with our belief in the long-term demand for highly functional industrial buildings in growing markets,” said R. Scott Dennis, President and Chief Executive Officer for INREIT. "We believe that the start of rate cuts will be beneficial for real estate values, particularly for those sectors benefiting from strong secular demand, such as industrial. INREIT’s is well-positioned to take advantage of opportunities like these with a healthy balance sheet and ample liquidity.”

For more information about this building and other INREIT properties, please visit https://www.invesco.com/inreit/investments.

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About INREIT
Invesco Real Estate Income Trust Inc. ("INREIT") is an institutionally managed public non-listed monthly NAV REIT investing in a diversified portfolio of high quality, income producing properties located throughout the United States. Its thematic approach to investing focuses on where people consume, live, innovate and connect. INREIT seeks to invest in properties with resilient income and appreciation potential. INREIT expects to diversify its portfolio over time, including on a global basis. INREIT is managed by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. and the registered investment adviser for Invesco Real Estate, the real estate investment center of Invesco Ltd. For more information about INREIT, please visit www.inreit.com.

About Invesco Real Estate
Invesco Real Estate is a global real estate investment management business with $86.4 billion in real estate assets under management, 607 employees and 21 regional offices across the U.S., Europe and Asia as of June 30, 2024. Invesco Real Estate invests across the risk return spectrum, from core to opportunistic; in equity and debt; listed and direct; locally and globally.

About Invesco Ltd.
Invesco Ltd. is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive, and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.7 trillion in assets on behalf of clients worldwide as of June 30, 2024. For more information, visit www.invesco.com.

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